Exhibit 10.1



                                                                       EXHIBIT B

                                SERVICE CONTRACT

                                 by and between


Circuit Research Labs, Inc., an Arizona Corporation, with its legal domicile at 2522 West Geneva, Tempe, Arizona 85282, USA

                                                            - hereinafter "CRL"-

                                       and

Berthold Burkhardtsmaier, residing at Happenbacherstr. 57, 74199
Untergruppenbach, Deutschland

                                                            - hereinafter "BB"-



The parties enter hereby into a service contract in accordance with Article 2.4 of the Asset Sale and Purchase Agreement ("ASPA") concluded between Dialog4 System Engineering GmbH and CRL Systems, Inc ('CS"). on November 16, 2001.


                                    Article I

                           Position as Senior Manager


1. BB shall be responsible for managing CS's business in Europe. He shall hold a senior management position as Vice-President and as a member of the board of CRL

2. BB shall perform his duties with the due diligence of a competent and conscious businessman in compliance with the terms of this service contract and with any general guidelines issued by the board of CRL.

3. CRL reserves the right to allocate further responsibilities to BB. CRL may also be entitled to transfer this service contract to its subsidiary company CS or to a newly incorporated German subsidiary.

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                                    Article 2
                              Ancillary Occupations


1. BB undertakes to devote his entire work in time and energy as well as his entire knowledge and experience to serving CRL.

2. BB may determine his working hours himself, he must, however, be at the disposal of CRL wherever this is required by the interests of the European business of CRL and must represent such interests. Throughout the duration of this service contract BB shall not be permitted to pursue any other employment for remuneration or any activity for which remuneration is customary, including part-time employment, unless CRL have granted their express prior written consent.

3. Any occupation of any scientific, academic or literary nature is permitted, provided that it does not severely restrict the working capacity of BB and provided that no confidential information is published.


                                    Article 3
                                  Remuneration


1.  BB shall be entitled to the following remuneration:

    a) a fixed monthly gross salary amounting to E 13,530.00 payable at the end of each calendar month;

    b) a manager's bonus in accordance with any bonus plan which might be in future adopted by CRL in favour of any of its Board members or officers.

2. Any payment for overtime, work on Saturdays, Sundays, public holidays or any other additional work shall be excluded.

3. The monthly gross salary shall be subject to annual increase of 4 % which shall be effected as per 30 September of any calendar year..

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                                    Article 4
                                   Perquisites


1. BB shall be reimbursed for any travel expenses and other necessary expenditure against single receipt. Daily allowances will be accounted as a lump sum in accordance with regulations permissible under German tax laws and with the general CRL guidelines. As far as business travels are concerned, BB can travel by plane and first class by train.

2. CRL shall provide BB with a company car in the category of a Mercedes-Benz 280 E or BMW 528 or similar. All costs of the company car (operating and maintenance costs, for business and reasonable private use) shall be born by CRL.

3. CRL shall effect an insurance for BB against individual accident and pay the premiums on this insurance policy in order to provide a level of DM 500,000.00.


                                    Article 5
                                   Incapacity


1. In the event of illness, BB shall submit a medical certificate on his incapacity to work by the end of the fifth day following commencement hereof giving an indication of the anticipated duration of such incapacity. If the incapacity should last for longer than indicated in the medical certificate, then BB is obliged to submit a new medical certificate within three days.

2. In the event of BB's incapacity due to sickness or accident, payment of BB's gross basic monthly salary pursuant to Article 3 para 1 hereof shall be continued for a period of 15 (fifteen) weeks.


                                    Article 6
                                    Vacation


1. BB is entitled to an annual remunerated vacation of 30 (thirty) working days excluding Saturdays, Sundays and German public holidays.

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2.  The vacation time shall be determined taking due consideration of operational requirements and BB's own personal desires in agreement with other CRL senior management.


                                    Article 7
                                 Confidentiality


1. BB undertakes not to disclose any confidential information entrusted to him or of which he becomes aware of an operational, business or technical nature relating to CRL or ORBAN, Inc., to any third party nor to use such information for his own purposes. This applies, in particular, to details relating to this service contract, to operational Organisation and to customer and to other principal business relationships.

2. All types of business documentation including any personal records relating to official matters and activities must be maintained by BB with due care and may only be used for business purposes.

3. Upon termination of the service contract, BB shall return all business documentation (documents, certificates, records, notes, plans) to CRL; BB has no right of retention in this respect.


                                    Article 8
                  Duration of the Contract and Indemnification


1. This service contract shall run for an indefinite period of time and may be terminated by each party by giving six (6) months notice, however, such notice shall not be effective before expiry of a two year period from the Date of Execution. The service contract shall commence on January 1, 2002

2. Should CRL terminate the contract in accordance with Article 8.1 above, then BB shall be entitled to a lump-sum indemnification in the aggregate of twelve (12) monthly gross salaries as set forth in Article 3.1 a) above. Such indemnification shall be payable within 1 (one) month of termination of the Service Contract.

3.  Each party's right to terminate this service contract for cause
    ("aus wichtigem Grund") at any time without prior notice shall not be affected.

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4.  BB shall have the right to terminate this service contract for cause in case the ASPA is rescinded in accordance with Article 4.7 of the ASPA. In such case, BB shall be entitled to an indemnification in the aggregate of 12 (twelve) monthly gross salaries as set forth under Article 3.1 a) above which shall be payable within one (1) month of termination.


                                    Article 9
                             Non-Competition Clause


1. For the term of this service contract and for a period of 12 (twelve) months following termination hereof, BB undertakes not to compete, directly or indirectly (e.g. through Affiliated companies, joint ventures or entities) with CRL in CRL's business as currently conducted, and, in particular, BB undertakes not to develop, manufacture, distribute or render any products or services which are of the same kind as or competitive with, products or services manufactured, distributed or rendered by CRL in the past or at present.

2. This non-competition clause shall apply to the member states of the European Union and to Switzerland.

3. For the period of non-competition as defined under this Article 9.1 above, CRL undertakes to pay to BB compensation accordance with Article 3.1 a) and b) above throughout the duration of the non-competition period. This compensation shall be set off against any indemnification to be paid to BB in accordance with Article 8.2 above, however, Sect. 74 c) of the German Commercial Code (HGB) shall not apply.

4. Except as otherwise set forth above, the provisions of Sections 74 et seq. of the German Commercial Code (HGB) shall apply to this non-competition regulation.

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                                   Article 10
                               General Provisions


1. Any alterations or amendments to this service contract shall not be valid unless made in writing. Any verbal agreement waiving the written form requirement is invalid.

2. If any provision contained herein should be or become legally invalid or if this service contract should contain any gap, this shall not affect the validity of the remaining provisions.

3. This service contract and the interpretation hereof shall be governed by German labour law and all disputes arising out of or in connection with this Contract shall be settled by the competent German courts.




IN WITNESS WHEREOF the parties have executed this service contract as of the date hereafter written:


Place and Date: Ludwigsburg, 18 January, 2002


                                 on behalf of Charles Jayson Brentlinger, in accordance with the written power of attorney, dated Jan. 18, 2002


/s/ Berthold Burkhardtsmaier     /s/ Robert McMartin
-----------------------------    -----------------------------------------
Berthold Burkhardtsmaier         Circuit Research Labs, Inc.
                                 by: Charles Jayson Brentlinger
                                 President